Exhibit 10.9

Collective Growth Corporation

1805 West Avenue

Austin, Texas 78701

____________, 2020

Tim Saunders

[Address]

Re: Services Agreement

Gentlemen:

This letter agreement by and between Collective Growth Corporation (the “Company”) and Tim Saunders, dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the Nasdaq Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination (“Business Combination”) or the Company’s liquidation of the trust account (the “Trust Account”) established in connection with the Company’s initial public offering (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Mr. Saunders shall serve as the Company’s Chief Financial Officer and provide services to the Company customarily provided by other similar chief financial officers. In exchange therefor, the Company shall pay Mr. Saunders the sum of $10,000 per month for up to 6 months commencing on the date hereof and $12,000 per month for up to 6 months accrued from the date hereof and payable until, and only upon, consummation of our initial Business Combination.

Mr. Saunders hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account (“Claim”) with respect to the fees owed hereunder and hereby waives any Claim he may have in the future as a result of, or arising out of, this agreement and will not seek recourse against the Trust Account for any reason related thereto.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same letter agreement.

Very truly yours,

COLLECTIVE GROWTH CORPORATION

By: ________________________________

Name:

Title:

_____________________

Tim Saunders